UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): August 6, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 9, 2010 MedCath Corporation (“MedCath”) announced MedCath entered into a definitive agreement (the “Asset Purchase Agreement”) on August 6, 2010 for VHS of Phoenix, Inc (“VHS”), a subsidiary of Vanguard Health Systems to acquire substantially all the assets of Arizona Heart Hospital. Under the Asset Purchase Agreement, VHS will acquire substantially all of the assets of Arizona Heart Hospital for $32.0 million plus certain net working capital and assume approximately $400,000 in capital leases. Arizona Heart Hospital will retain accounts receivable and the remaining liabilities. VHS’s obligations under the Asset Purchase Agreement are guaranteed by Vanguard Health Systems. A copy of the press release is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 9, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: August 12, 2010	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer